Exhibit 107

CALCULATION OF REGISTRATION FEE

FORM S-8
(Form Type)

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NORTHWEST NATURAL HOLDING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock	Other	1,150,000(3)	$49.54	$56,971,000	$0.0001381	$7,867.70
Total Offering Amounts					$56,971,000		$7,867.70
Total Fee Offsets(4)							$0.00
Net Fee Due							$7,867.70

1. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Northwest Natural Holding Company (the “Registrant”) that become issuable under the Registrant’s Long Term Incentive Plan (as amended as of October 1, 2018, February 23, 2023, February 22, 2024, and May 22, 2025, the “Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
2. Calculated solely for purposes of calculating the registration fee, based on the average of the high and low selling prices per share of the Registrant’s common stock on the New York Stock Exchange on February 20, 2026 (such date being within five business days of the date that this registration statement was filed with the SEC). This calculation is in accordance with Rule 457(c) of the Securities Act.
3. The shares being registered represent 1,150,000 shares of the Registrant’s common stock under the Plan as a result of the shareholders of the Registrant approving an amendment to the Plan to, among other things, increase the shares of the Registrant’s common stock available for issuance under the Plan at the Registrant’s 2025 Annual Meeting of Shareholders on May 22, 2025.
4. The Registrant does not have any fee offsets.